Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Toys “R” Us, Inc. 2001 Stock Option and Performance Incentive Plan, of our report dated March 14, 2002, with respect to the consolidated financial statements of Toys “R” Us, Inc. and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended February 2, 2002, filed with the Securities and Exchange Commission.

/s/

Ernst & Young LLP

New York, New York
November 22, 2002